\\NY - 040113/000001 - 10232859 v4 ARGO GROUP INTERNATIONAL HOLDINGS, LTD. EXECUTIVE SEVERANCE PLAN Effective January 1, 2021 Exhibit 10.6

i TABLE OF CONTENTS Page ARTICLE ONE FOREWORD ....................................................................................................... 1 Section 1.01 Purpose of the Plan ................................................................................................ 1 ARTICLE TWO DEFINITIONS .................................................................................................... 1 Section 2.01 “Accounting Firm” ................................................................................................ 1 Section 2.02 “Affiliate” .............................................................................................................. 1 Section 2.03 “Argo Group” ........................................................................................................ 1 Section 2.04 “Base Salary” ........................................................................................................ 1 Section 2.05 “Board”.................................................................................................................. 1 Section 2.06 “Cause”.................................................................................................................. 1 Section 2.07 “Change in Control” .............................................................................................. 2 Section 2.08 “Code” ................................................................................................................... 2 Section 2.09 “Committee”.......................................................................................................... 2 Section 2.10 “Company” ............................................................................................................ 2 Section 2.11 “Company Group”................................................................................................. 2 Section 2.12 “Company Services” ............................................................................................. 2 Section 2.13 “Customer” ............................................................................................................ 2 Section 2.14 “Director” .............................................................................................................. 3 Section 2.15 “Effective Date” .................................................................................................... 3 Section 2.16 “Employer”............................................................................................................ 3 Section 2.17 “Exchange Act” ..................................................................................................... 3 Section 2.18 “Excise Tax” ......................................................................................................... 3 Section 2.19 “Omnibus Incentive Plan” ..................................................................................... 3 Section 2.20 “Participant” .......................................................................................................... 3 Section 2.21 “Person” ................................................................................................................ 3 Section 2.22 “Plan” .................................................................................................................... 3 Section 2.23 “Prospective Customer” ........................................................................................ 3 Section 2.24 “Qualifying Termination” ..................................................................................... 4 Section 2.25 “Release” ............................................................................................................... 4 Section 2.26 “Release Consideration and Revocation Period” .................................................. 4 Section 2.27 “Release Consideration Period” ............................................................................ 4 Section 2.28 “Release Revocation Period” ................................................................................ 4 Section 2.29 “Restricted Business” ............................................................................................ 4 Section 2.30 “Restricted Employee” .......................................................................................... 4 Section 2.31 “Restricted Period” ................................................................................................ 4 Section 2.32 “Restricted Services”............................................................................................. 4 Section 2.33 “Separation from Service” .................................................................................... 4 Section 2.34 “Severance Benefits”............................................................................................. 4 Section 2.35 “Subsidiary” .......................................................................................................... 4

ii ARTICLE THREE ELIGIBILITY AND PARTICIPATION ........................................................ 5 Section 3.01 Eligibility on the Effective Date............................................................................ 5 Section 3.02 Future Eligibility ................................................................................................... 5 Section 3.03 Exclusive Benefits ................................................................................................. 5 Section 3.04 End of Participation ............................................................................................... 5 ARTICLE FOUR SEVERANCE BENEFITS ................................................................................ 5 Section 4.01 Qualifying Termination ......................................................................................... 5 Section 4.02 Sections 409A and 457A ....................................................................................... 8 Section 4.03 Section 280G ......................................................................................................... 9 ARTICLE FIVE AMENDMENT AND TERMINATION .......................................................... 10 ARTICLE SIX RESTRICTIVE COVENANTS .......................................................................... 10 Section 6.01 Confidential Information ..................................................................................... 10 Section 6.02 Non-Competition, Non-Solicitation and Non-Disparagement ............................ 12 ARTICLE SEVEN MISCELLANEOUS ..................................................................................... 14 Section 7.01 Clawback ............................................................................................................. 14 Section 7.02 Participant Rights ................................................................................................ 14 Section 7.03 Committee Authority........................................................................................... 14 Section 7.04 Expenses .............................................................................................................. 15 Section 7.05 Successors ........................................................................................................... 15 Section 7.06 Gender and Number ............................................................................................ 16 Section 7.07 References to Other Plans and Programs ............................................................ 16 Section 7.08 Notices ................................................................................................................. 16 Section 7.09 No Duty to Mitigate ............................................................................................ 16 Section 7.10 Withholding of Taxes .......................................................................................... 16 Section 7.11 Choice of Law; Jurisdiction ................................................................................ 16 Section 7.12 Waiver of Jury Trial ............................................................................................ 17 Section 7.13 Validity/Severability ........................................................................................... 17 Section 7.14 Miscellaneous ...................................................................................................... 17 Section 7.15 Source of Payments ............................................................................................. 17 Section 7.16 Survival of Provisions ......................................................................................... 17

1 ARTICLE ONE FOREWORD Section 1.01 Purpose of the Plan The purpose of the Argo Group International Holdings, Ltd. Executive Severance Plan, which became effective on January 1, 2021, is to provide severance benefits to certain key employees of the Company and its affiliates whose employment is terminated under the circumstances described herein. Capitalized terms used throughout the Plan have the meanings set forth in Article Two, except as otherwise defined in the Plan or where the context clearly requires otherwise. ARTICLE TWO DEFINITIONS Where the following words and phrases appear in this Plan with initial capital letters, they shall have the meaning set forth below, unless a different meaning is plainly required by the context. Section 2.01 “Accounting Firm” means a nationally recognized accounting firm or a nationally recognized consulting firm with expertise in the area of execution compensation tax law, which shall be designated by the Company. Section 2.02 “Affiliate” means, with respect to any particular “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), any other person or group controlling, controlled by or under common control with such particular person or group. A Subsidiary of the Company shall be an Affiliate of the Company. Section 2.03 “Argo Group” means the Company and its Affiliates. Section 2.04 “Base Salary” means, with respect to a Participant, the Participant’s annual base salary in effect on the date of the Participant’s Separation from Service. Section 2.05 “Board” means the Board of Directors of the Company. Section 2.06 “Cause” means, with respect to a Participant, the Participant’s Separation from Service for any of the following: (i) other than as a result of the Participant having a disability, the Participant’s willful and continued failure to substantially perform the Participant’s duties with the Company within a reasonable period of time after a written demand for substantial performance is delivered to the Participant by the Company, which demand will specifically identify the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties; (ii) the Participant’s entry of a plea of guilty or nolo contendere to, or judgment entered after trial finding the Participant guilty of, any felony or crime of moral turpitude (or local law equivalent);

2 (iii) the Participant’s willful engagement in conduct that violates Argo Group’s written policies (including, but not limited to, Argo Group’s Code of Conduct & Business Ethics) or that the Participant knows or reasonably should know is materially detrimental to the reputation, character or standing or otherwise injurious to the Company or any of its shareholders, direct or indirect subsidiaries and affiliates, monetarily or otherwise; (iv) the Participant’s willful unauthorized disclosure of Confidential Information; or (v) a final ruling (or interim ruling that has not been stayed by appeal) in any state or federal court or by an arbitration panel that the Participant has breached the provisions of a non-compete or non-disclosure agreement, or any similar agreement or understanding, which would in any material way limit, as determined by the Company, the Participant’s ability to perform the Participant’s duties with the Company now or in the future. The Participant will have 15 calendar days from the giving of written notice within which to cure and during which period the Company cannot terminate the Participant’s employment for the stated reasons and, if so cured, after which the Company cannot terminate the Participant’s employment for the stated reasons; provided, however, that this sentence will not apply with respect to events which by their nature cannot be cured. Section 2.07 “Change in Control” shall have the meaning set forth in the Omnibus Incentive Plan or any successor plan to the Omnibus Incentive Plan. Section 2.08 “Code” means the Internal Revenue Code of 1986, as amended and the proposed, temporary and final regulations promulgated thereunder. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection. Section 2.09 “Committee” means the Human Resources Committee of the Board. Section 2.10 “Company” means Argo Group International Holdings, Ltd, a Bermuda exempt holding company, or its successor or assignee (or both, or more than one of each or both). Section 2.11 “Company Group” means, individually and collectively, (A) the Company; (B) any entity within Argo Group for which the Participant performs duties; and (C) any entity within Argo Group in relation to which the Participant has, in the course of his or her employment, (1) acquired knowledge of Argo Group’s trade secrets or Confidential Information, (2) had material dealings with Argo Group’s Customers or Prospective Customers, or (3) supervised directly or indirectly any employee having material dealings with Argo Group’s Customers or Prospective Customers. Section 2.12 “Company Services” means any services (including but not limited to technical and product support, technical advice, underwriting and customer services) supplied by the Company Group in the specialty property and/or casualty insurance business. Section 2.13 “Customer” means: US any Person to whom or which Company Group supplied Company Services and with whom or which: (A) the Participant had dealings pursuant to his or

3 her employment, or (B) any employee who was under the direct or indirect supervision of the Participant had dealings pursuant to his or her employment, or (C) the Participant was responsible in a client management capacity on behalf of the Company, or (D) the Participant was provided access to Confidential Information regarding Company Services. Section 2.14 “Director” means a member of the Board. Section 2.15 “Effective Date” means January 1, 2021. Section 2.16 “Employer” means the Company and the Subsidiaries. Section 2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Reference to any section or subsection of the Exchange Act includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection. Section 2.18 “Excise Tax” shall mean, collectively, (i) the tax imposed by Code Section 4999 by reason of being “contingent on a change in ownership or control” of the Company, within the meaning of Code Section 280G, and (ii) any similar tax imposed by state or local law, and (iii) any interest or penalties with respect to any tax described in clause (i) or (ii). Section 2.19 “Omnibus Incentive Plan” means the Argo Group International Holdings, Ltd. 2019 Omnibus Incentive Plan, as it may be amended from time to time. Section 2.20 “Participant” means each individual who has become a Participant under Section 3.01 and who has not ceased to be a Participant under Section 3.04. Section 2.21 “Person” means any individual, firm, company, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company or other entity of any kind. Section 2.22 “Plan” means this Argo Group International Holdings, Ltd. Executive Severance Plan, as it may be amended from time to time, or any successor plan, program or arrangement thereto. Section 2.23 “Prospective Customer” means any Person with whom or which Company Group shall have had negotiations or material discussions regarding the possible distribution, sale or supply of Company Services and with whom or which: (A) the Participant shall have had dealings pursuant to his or her employment, or (B) any employee who was under the direct or indirect supervision of the Participant shall have had dealings pursuant to his or her employment, (C) the Participant was responsible in a client management capacity on behalf of the Company, or (D) the Participant was provided access to Confidential Information regarding Company Services., (C) the Participant was responsible in a client management capacity on behalf of the Company during the Restricted Period, or (D) the Participant was provided access to Confidential Information regarding Company Services during the Restricted Period.

4 Section 2.24 “Qualifying Termination” means a Participant’s Separation from Service initiated by the Employer other than for Cause. Section 2.25 “Release” means an agreement under which a Participant provides a legally binding release of claims against the Employer in a form provided to the Participant by the Employer in connection with the payment of benefits under this Plan. Section 2.26 “Release Consideration and Revocation Period” means the combined total of the Release Consideration Period and the Release Revocation Period. Section 2.27 “Release Consideration Period” means the period of time specified by the Release, not to exceed forty-five (45) days, during which the affected Participant is permitted to consider whether or not to sign the Release. Section 2.28 “Release Revocation Period” means the period of time specified by the Release, not to exceed seven (7) days, during which the Participant is permitted to revoke the executed Release. Section 2.29 “Restricted Business” means (A) any person, firm, company or other organization primarily located in the United States engaged in the specialty property or casualty insurance business with annual gross written premiums in the range of $2 to $5 billion; or (B) the specialty property or casualty insurance division or business unit of any, firm, company or other organization, which division or business unit is primarily located in the United States and has annual gross written premiums in the range of $2 to $5 billion. Section 2.30 “Restricted Employee” means any person who on the date of the Participant’s termination of employment by the Employer was at the level of director, manager, underwriter or salesperson with whom the Participant had material contact or dealings in the course of his or her employment during the Restricted Period; Section 2.31 “Restricted Period” means the period of 12 months ending on the last day of the Participant’s employment with the Employer. Section 2.32 “Restricted Services” means Company Services or any services of the same or of a similar kind. Section 2.33 “Separation from Service” means “separation from service” from the affiliated companies as described under Code Section 409A(a)(2)(A)(i) and any governing Internal Revenue Service guidance and Treasury regulations. For this purpose, the term “affiliated companies” means the Employer and any affiliate with which any entity comprising the Employer is treated as a single employer under Code Section 414(b) or 414(c). Section 2.34 “Severance Benefits” means the severance pay and the other benefits payable to a Participant pursuant to Article Four of the Plan. Section 2.35 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

5 Section 2.36 “Two Weeks’ Base Salary” means annual base salary divided by 26. ARTICLE THREE ELIGIBILITY AND PARTICIPATION Section 3.01 Eligibility on the Effective Date As of the Effective Date, the Committee has approved certain executives for participation in the Plan and has provided notice to each such executive of his or her selection for Plan participation in the manner provided by Section 7.10. Each Participant will be notified by the Committee as to the commencement date of his or her participation in the Plan. Section 3.02 Future Eligibility The Committee may approve additional executives as Participants subsequent to the Effective Date and will provide notice to each such executive of his or her selection for Plan participation in the manner provided by Section 7.10. Section 3.03 Exclusive Benefits. Any Severance Benefits payable to a Participant under this Plan will be paid solely in lieu of, and not in addition to, and will supersede any severance benefits payable under any offer letter, employment agreement, severance arrangement or other program or agreement on account of the Participant’s termination of employment with the Employer. Section 3.04 End of Participation An individual shall cease to be a Participant on the date on which the individual ceases to be an employee of the Employer other than by way of a Qualifying Termination. Except as provided in the next sentence, the Committee may, by resolution, discontinue an individual’s status as a Participant; provided, however, that no such discontinuance shall become effective (i) during the one-year period following the date on which advance written notice of such discontinuance is provided to the affected Participant in the manner specified in Section 7.10, or (ii) during the period beginning on the effective date of a Change in Control and ending 24 months after the effective date of such Change in Control. In the event that an individual incurs a Qualifying Termination while still a Participant, such individual shall remain a Participant until all compensation and benefits required to be provided to the Participant under the terms of the Plan on account of such Qualified Termination have been so provided. ARTICLE FOUR SEVERANCE BENEFITS Section 4.01 Qualifying Termination (a) Eligibility. Upon a Qualifying Termination, a Participant shall be entitled to receive (i) the Base Salary accrued through the date on which the Participant’s employment is terminated, (ii) any amounts owing to the Participant for reimbursement of expenses properly

6 incurred by the Participant prior to the date on which the Participant’s employment is terminated and which are reimbursable in accordance with the Employer’s policies and procedures as in effect from time to time, and (iii) any other vested accrued benefits of the Participant under the plans, programs and arrangements of the Employer. In addition, a Participant will be eligible for the Severance Benefits described in this Section 4.01 upon a Qualifying Termination, subject to the Release requirement specified below. Within seven (7) days following the date of the Participant’s Separation from Service, the Company shall provide the Participant with a Release. As a condition of receiving the Severance Benefits described in subsections (b), (c), (d) and (e), the Participant must execute and deliver the Release to the Company within the Release Consideration Period, the Release Revocation Period must expire without revocation of the Release by the Participant, and the Participant must comply with the restrictive covenants set forth in Article Six. In the event the Participant breaches one or more of such restrictive covenants, the Participant will forfeit any such Severance Benefits that have not been paid or provided to the Participant and must repay to the Company the amount (or equivalent cash value) of any such Severance Benefit that has been paid to the Participant. (b) Severance Amount. The Company shall pay to the Participant an amount equal to 0.75 times the Base Salary (the “Severance Amount”); provided, however, that if the Participant’s Qualifying Termination occurs within 24 months following the effective date of a Change in Control, then the Severance Amount shall instead be an amount equal to 1.00 times the Base Salary. The Severance Amount shall be paid to the Participant in a lump sum within sixty (60) days following the date of the Participant’s Separation from Service (except as provided in Section 4.02(d) and subject to the requirements of Section 4.02(e)). In the event of a participant who may be entitled to contractual notice pay, the Company shall pay to the Participant an amount equal to the greater of (a) 0.25 times the Base Salary and (b) Two Weeks’ Base Salary times the Participant’s complete years of service with the Employer (the “Severance Amount”). In the event that the Participant’s Qualifying Termination occurs within 24 months following the effective date of a Change in Control, then the Severance Amount will instead be the greater of (a) 0.5 times the Base Salary and (b) Two Weeks’ Base Salary times the Participant’s complete years of service with the Employer. Notwithstanding the foregoing, the aggregate of any contractual notice pay and the Severance Amount cannot exceed 0.75 times the Base Salary (the “Cap”). Where a Participant works all or a portion of his or her contractual notice period such contractual notice pay will be discounted for the purposes of the Cap. For the sake of clarity, benefits under this Plan are not intended to duplicate any other benefits, including but not limited to pay-in-lieu-of-notice benefits or similar benefits under other benefit plans, severance programs, employment contracts, or applicable laws. Should such other benefits be payable, benefits payable to a Participant under this Plan will be offset or, alternatively, benefits previously paid under this Plan will be treated as having been paid to satisfy such other benefit obligations. In either case, the Plan Administrator, in its sole discretion, will determine how to apply this provision and may override other provisions in this Plan in doing so. The Severance Amount shall be paid to the Participant in a lump sum within sixty (60) days following the date of the Participant’s termination of employment. (c) Pro-Rata Bonus for Year of Termination. If, on account of the Participant’s termination of employment with the Employer after the end of the first quarter of the calendar year in which the termination occurs, the Participant forfeits the Participant’s right to earn a payment

7 under an annual cash incentive plan maintained by the Employer for the performance period containing the date of such termination of employment, the Company shall pay to the Participant a lump sum cash payment equal to the amount of the annual cash incentive payment to which the Participant would have been entitled under such plan for such performance period but for the Participant’s termination of employment, determined on the basis of actual achievement of the performance goals applicable under such plan for such performance period (the “Actual Bonus”), multiplied by a fraction (i) the numerator of which equals the number of days in such performance period during which the Participant was employed by the Employer (rounded up to the next highest number of days in the case of a partial day of employment), and (ii) the denominator of which is the total number of days in such performance period. This amount shall be paid to the Participant in a lump sum on the later of (x) the date on which the Actual Bonus would have been paid to the Participant under such plan but for the Participant’s termination of employment during such performance period, or (y) within sixty (60) days following the date of the Participant’s Separation from Service (except as provided in Section 4.02(d) and subject to the requirements of Section 4.02(e)). For the avoidance of doubt, if the Participant’s employment terminates during the first quarter of a calendar year, the Participant shall not be entitled to receive a pro-rata bonus for the year of termination pursuant to this Section 4.01(c). (d) Prior Year Bonus. If, on account of the Participant’s termination of employment with the Employer, the Participant forfeits the Participant’s right to earn a payment under an annual cash incentive plan maintained by the Employer for the performance period ending immediately prior to the date of such termination of employment, the Company shall pay to the Participant a lump sum cash payment equal to the amount of the annual cash incentive payment to which the Participant would have been entitled under such plan for such performance period but for the Participant’s termination of employment, determined on the basis of actual achievement of the performance goals applicable under such plan for such performance period (the “Prior Year Bonus”). This amount shall be paid to the Participant in a lump sum on the later of (x) the date on which the Prior Year Bonus would have been paid to the Participant under such plan but for the Participant’s termination of employment during such performance period, or (y) within sixty (60) days following the date of the Participant’s Separation from Service (except as provided in Section 4.02(d) and subject to the requirements of Section 4.02(e)). (e) COBRA. (US Participants only) Upon the Participant’s Separation from Service, the Participant may elect health care coverage for up to eighteen (18) months from the date of the Participant’s Separation from Service pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Subject to Section 4.02(d) and the requirements of Section 4.02(e), the Employer will pay for up to nine months (the “Continuation Period”), on an after-tax basis, the portion of the Participant’s COBRA premiums for such coverage that exceeds the amount that the Participant would have incurred in premiums for such coverage under the Employer’s health plan if then employed by the Employer; provided, however, that if the Participant’s Qualifying Termination occurs within 24 months following the effective date of a Change in Control, then the Continuation Period shall instead be up to 12 months; provided, further, that the Employer’s obligation shall only apply to the extent COBRA coverage is elected and in effect during the Continuation Period. Following the end of the Continuation Period, the Participant will be responsible for the full amount of all future premium payments should he or she wish to continue COBRA coverage. However, if the Participant becomes eligible for group health coverage sponsored by another employer (regardless of whether such coverage is

8 actually elected) or for any other reason the Participant’s COBRA coverage terminates, the Employer shall not be obligated to pay any portion of the premiums provided hereunder for periods after the Participant becomes eligible for such other coverage or the Participant’s COBRA coverage terminates. The Participant shall have the obligation to notify the Employer if he or she becomes eligible for group health coverage sponsored by another employer. (f) Equity Awards. The Participant’s outstanding equity and equity-based awards shall be treated in the manner set forth in the Omnibus Incentive Plan and the applicable award agreements issued thereunder. Section 4.02 Sections 409A and 457A (a) Severance Benefits under the Plan are intended to comply with the applicable requirements of Section 409A of the Code (“Section 409A”) and Section 457A of the Code (“Section 457A”), or the requirements for exemption from Section 409A or Section 457A, as applicable, and shall be construed and administered accordingly. In no event shall the Company, the Subsidiaries, or their respective directors, officers, employees and advisers be liable for any tax, penalty, or other loss in connection with any failure or alleged failure to comply with Section 409A or Section 457A, or an exemption therefrom. Sections 4.02(b), (c), (d) and (e) will apply to the extent Severance Benefits are non-exempt deferred compensation subject to the requirements of Section 409A (“Deferred Compensation”), as determined by the Company, notwithstanding anything in the Plan to the contrary. (b) All references in the Plan to “termination of employment” or similar or correlative phrases shall be construed to require a Separation from Service from the Employer and from all other corporations and trades or businesses, if any, that would be treated as a “service recipient” with the Employer under Section 409A. Any written election by the Company for purposes of determining whether a “separation from service” has occurred under Section 409A (subject to any applicable limitations therein) shall be deemed part of this Plan. (c) Any right to Deferred Compensation that would be paid in a series of installment payments is to be treated as a right to a series of separate payments. (d) If a Participant is a “specified employee” at the relevant time (as determined by the Company in accordance with Section 409A) (the “Severance Event”), Deferred Compensation that would (but for this sentence) be payable within six months following such Severance Event shall instead be accumulated and paid, without interest, on the date that follows the date of such Severance Event by six (6) months and one day (or, if earlier, the date of the Participant’s death). A “specified employee” means an individual who is determined by the Company to be a specified employee within the meaning of Section 409A. Any written election by the Company for purposes of determining “specified employee” status under Section 409A (subject any applicable limitations therein) shall be deemed part of the Plan. (e) If the timing of the payment or commencement of Deferred Compensation is contingent upon the expiration of all applicable rights of revocation with respect to any Release and if the designated period within which such Release can be revoked begins in one calendar year

9 and ends in the next calendar year, such Deferred Compensation shall be paid or commence, if at all, in the next calendar year. Section 4.03 Section 280G (a) A Participant shall bear all expense of, and be solely responsible for, any Excise Tax; provided, however, that any payment or benefit received or to be received by the Participant (whether payable under the terms of this Plan or any other plan, arrangement or agreement with the Employer or any of its Affiliates) (collectively, the “Payments”) that would constitute a “parachute payment” within the meaning of Code Section 280G shall be reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax but only if, by reason of such reduction, the net after-tax benefit received by the Participant shall exceed the net after-tax benefit that would be received by the Participant if no such reduction was made. (b) The “net after-tax benefit” shall mean (i) the Payments which the Participant receives or is then entitled to receive from the Employer that would constitute “parachute payments” within the meaning of Code Section 280G, less (ii) the amount of all federal, state and local income and employment taxes payable by the Participant with respect to the foregoing calculated at the highest marginal income tax rate for each year in which the foregoing shall be paid to the Participant (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of Excise Tax imposed with respect to the payments and benefits described in (b)(i) above. (c) All determinations under this Section 4.03 will be made by an Accounting Firm. The Accounting Firm shall be required, in part, to evaluate the extent to which payments are exempt from Section 280G as reasonable compensation for services rendered before or after the Change in Control. All fees and expenses of the Accounting Firm shall be paid solely by the Company. The Company will direct the Accounting Firm to submit any determination it makes under this Section 4.03 and detailed supporting calculations to both the Participant and the Company as soon as reasonably practicable following the Change in Control. (d) If the Accounting Firm determines that one or more reductions are required under this Section 4.03, such Payments shall be reduced in the order that would provide the Participant with the largest amount of after-tax proceeds (with such order, to the extent permitted by Code Sections 280G and 409A designated by the Participant, or otherwise determined by the Accounting Firm) to the extent necessary so that no portion thereof shall be subject to the Excise Tax, and the Company shall pay such reduced amount to the Participant. The Participant shall at any time have the unilateral right to forfeit any equity award in whole or in part. (e) As a result of the uncertainty in the application of Code Section 280G at the time that the Accounting Firm makes its determinations under this Section 4.03, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed (collectively, the “Overpayments”), or that additional amounts should be paid or distributed to the Participant (collectively, the “Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Employer or the Participant, which assertion the Accounting Firm believes has a high probability of success or is otherwise based on controlling precedent or substantial authority, that

10 an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination, and the Company will promptly pay the amount of that Underpayment to the Participant without interest. (f) The parties will provide the Accounting Firm access to and copies of any books, records, and documents in their possession as reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 4.03. For purposes of making the calculations required by this Section 4.03, the Accounting Firm may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. ARTICLE FIVE AMENDMENT AND TERMINATION Subject to the next sentence, the Committee shall have the right at any time and from time to time, by instrument in writing, to amend, modify, alter, or terminate the Plan in whole or in part. Notwithstanding the foregoing or anything in this Plan to the contrary, the Committee may not amend, modify, alter or terminate this Plan so as to adversely affect payments or benefits then payable, or which could become payable, to a Participant under the Plan, except to the minimum extent required to comply with any applicable law, (i) during the one-year period following the date on which advance written notice of such amendment, modification, alteration or termination is provided to the affected Participant in the manner specified in Section 7.10, or (ii) during the period beginning on the effective date of a Change in Control and ending 24 months after the effective date of such Change in Control. ARTICLE SIX RESTRICTIVE COVENANTS Section 6.01 Confidential Information (a) The Company shall disclose to Participants, or place Participants in a position to have access to or develop, trade secrets or confidential information of the Company Group; and/or shall entrust Participants with business opportunities of the Company Group; and/or shall place Participants in a position to develop business good will on behalf of the Company Group. (b) Each Participant acknowledges that during the Participant’s employment with the Employer the Participant occupies a position of trust and confidence and agrees that he or she shall treat as confidential and shall not, without prior written authorization from the Company, directly or indirectly, disclose or make known to any person or use for his or her own benefit or gain, the methods, process or manner of accomplishing the business undertaken by the Company Group, or

11 any non-public information, plans, formulas, products, trade secrets, marketing or merchandising strategies, or confidential material or information and instructions, technical or otherwise, issued or published for the sole use of the Company, or information which is disclosed to the Participant or in any way acquired by the Participant during his or her employment with the Employer, or any information concerning the present or future business, processes, or methods of operation of the Company Group, or concerning improvement, inventions or know how relating to the same or any part thereof, it being the intent of the Company, with which intent each Participant hereby agrees, to restrict the Participant from disseminating or using for his or her own benefit any information belonging directly or indirectly to the Company which is unpublished and not readily available to the general public (collectively, “Confidential Information”). (c) The confidentiality obligations set forth in (a) and (b) of this Section 6.01 shall apply during the Participant’s employment with the Employer and indefinitely thereafter. (d) All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, that are conceived, made, developed or acquired by a Participant, individually or in conjunction with others, during the Participant’s employment with the Employer (whether during business hours or otherwise and whether on the premises of the Company Group or otherwise) that relate to the business, products or services of the Company Group shall be disclosed to the Board and are and shall be the sole and exclusive property of the Company Group. Moreover, all documents, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, e-mail, voice mail, electronic data bases, maps and all other writings and materials of any type embodying any such information, ideas, concepts, improvements, discoveries and inventions are and shall be the sole and exclusive property of the Company. Upon termination of a Participant’s employment for any reason, the Participant promptly shall deliver the same, and all copies thereof, to the Company. (e) If, during a Participant’s employment by the Employer, the Participant creates any work of authorship fixed in any tangible medium of expression that is the subject matter of copyright (such as video tapes, written presentations, or acquisitions, computer programs, e-mail, voice mail, electronic data bases, drawings, maps, architectural renditions, models, manuals, brochures or the like) relating to the Company’s business, products or services, whether such work is created solely by the Participant or jointly with others (whether during business hours or otherwise and whether on the Company’s premises or otherwise), the Company shall be deemed the author of such work if the work is prepared by the Participant in the scope of the Participant’s employment. (f) Nothing contained herein shall prohibit a Participant from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, any Inspector General, or making other disclosures protected under the whistleblower provisions of federal or local law or regulation. Participants do not need the prior authorization of the Company to make any such reports or disclosures and Participants are not required to notify the Company that the Participant has made such reports or disclosures.

12 (g) Notwithstanding anything to the contrary contain herein, the Company and each Participant acknowledges that pursuant to 18 USC § 1833(b), a Participant may not be held liable under any US criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, the Company and each Participant acknowledges that if a Participant sues the Company for retaliation based on the reporting of a suspected violation of law, the Participant may disclose a trade secret to the Participant’s attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the Participant does not disclose the trade secret except pursuant to court order. Section 6.02 Non-Competition, Non-Solicitation and Non-Disparagement (a) Each Participant recognizes that, while performing his or her duties for the Employer, he or she will have access to and come into contact with trade secrets and Confidential Information belonging to the Company Group and will obtain personal knowledge of and influence over its customers and/or employees. Each Participant therefore agrees that the restrictions set out in this Section 6.02 are reasonable and necessary to protect the legitimate business interests of the Company Group both during and after the termination of the Participant’s employment. (b) Each Participant hereby undertakes with the Company that the Participant will not during his or her employment with the Employer and for the period of nine months after the Participant ceases to be employed by the Employer for any reason whatsoever (or 12 months if the Participant’s cessation of employment occurs within 24 months following a Change in Control), whether by himself or herself, through his or her employers or employees or agents, or otherwise howsoever and whether on his or her own behalf or on behalf of any other person, firm, company or other organization directly or indirectly: (i) in competition with the Company Group, be employed or engaged by a Restricted Business for the purposes of providing services the same or similar to those the Participant provided to the Company Group; (ii) own any firm, company or other organization primarily located in the United States engaged in the specialty property or casualty insurance business with annual gross written premiums in the range of $2 to $5 billion; provided, however, that the Participant may (x) acquire up to 3% of the voting securities of any publicly traded entity and (y) make passive investments in private equity, hedge and mutual funds or similar investment vehicles; or (iii) employ or otherwise engage in the business of or be personally involved to a material extent in employing or otherwise engaging in the business of researching into, developing, distributing, selling, supplying or otherwise dealing with Restricted Services, any person who was during the Restricted Period employed or otherwise engaged by the Company and who by reason of such employment or engagement is reasonably likely to be in possession

13 of any trade secrets or Confidential Information relating to the business of the Company. (c) Each Participant hereby undertakes with the Company that the Participant shall not during his or her employment with the Employer and for the period of nine months after the Participant ceases to be employed by the Employer for any reason whatsoever (or 12 months if the Participant’s cessation of employment occurs within 24 months following a Change in Control), whether the termination is by the Employer, by the Participant or due to disability, without the prior written consent of the Company, whether by himself or herself, through his or her employers or employees or agents or otherwise, howsoever and whether on his or her own behalf or on behalf of any other person, firm, company or other organization directly or indirectly: (i) in competition with the Company Group, solicit business from or endeavor to entice away or canvass any Customer or Prospective Customer for any reason if such solicitation or canvassing is for the benefit of, or on the behalf of, a Restricted Business; or (ii) solicit or induce or endeavor to solicit or induce any Restricted Employee to cease working for or providing services to the Company, or hire any Restricted Employee. (d) Each Participant agrees that during the nine months following the date of termination of the Participant’s employment for any reason whatsoever (or 12 months if the Participant’s cessation of employment occurs within 24 months following a Change in Control), the Participant shall inform the Company, prior to the commencement of employment or any work as an independent contractor, of the identity of any new employer or other entity to which the Participant plans to provide consulting or other services, along with the Participant’s starting date, title, job description and any other information which the Company may reasonably request (and which does not violate any confidentiality obligation of the Participant) to confirm the Participant’s compliance with the terms of the Plan. (e) Participants shall not, at any time during the Participant’s employment with the Employer and thereafter, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which is reasonably likely to be, directly or indirectly, disparaging or be damaging to the Company, or its subsidiaries, or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in the Plan shall preclude a Participant from making truthful statements that are required by applicable law, regulation or legal process, including truthful statements in connection with an action, suit or other proceeding to enforce the Participant’s rights under the Plan. (f) This Section 6.02 shall be for the benefit of Argo Group and the Company reserves the right to assign the benefit of such provisions to any entity within Argo Group. The obligations undertaken by Participants pursuant to this Section 6.02 shall, with respect to each entity within Argo Group, constitute separate and distinct obligations and covenants and the invalidity or unenforceability of any such obligation or covenant shall not affect the validity or enforceability of the obligations or covenants in favor of any other entity within Argo Group.

14 (g) While the restrictions in this Section 6.02 are considered by the Company and each Participant to be reasonable in all the circumstances, it is agreed that if any such restrictions, by themselves, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company Group but would be adjudged reasonable if part or parts of the wording thereof were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and effective. ARTICLE SEVEN MISCELLANEOUS Section 7.01 Clawback Notwithstanding any provision in the Plan to the contrary, any portion of the payments and benefits provided under the Plan, as well as any other payments and benefits which a Participant receives pursuant to an Argo Group plan or other arrangement, shall be subject to a clawback (a) to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule or (b) as provided for under any clawback policy adopted by the Company from time to time. Section 7.02 Participant Rights Except to the extent required or provided for by mandatorily imposed law as in effect and applicable hereto from time to time, neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employee thereof, or the Board or the Committee, except as herein provided; nor shall any Participant have any legal right, title or interest in the assets of the Employer, except in the event and to the extent that benefits may actually be payable to him or her hereunder. This Plan shall not constitute a contract of employment nor afford any individual any right to be retained or continued in the employ of the Employer or in any way limit the right of the Employer to discharge any of its employees, with or without cause. Participants have no right to receive any payments or benefits that the Employer is prohibited by applicable law from making. Section 7.03 Committee Authority (a) The Committee will administer the Plan and have the full authority and discretion necessary to accomplish that purpose, including, without limitation, the authority and discretion to: (i) resolve all questions relating to the eligibility of Participants; (ii) determine the amount of benefits, if any, payable to Participants under the Plan and determine the time and manner in which such benefits are to be paid; (iii) engage any administrative, legal, tax, actuarial, accounting, clerical, or other services it deems appropriate in administering the Plan;

15 (iv) construe and interpret the Plan, supply omissions from, correct deficiencies in and resolve inconsistencies or ambiguities in the language of the Plan, resolve inconsistencies or ambiguities between the provisions of this document, and adopt rules for the administration of the Plan which are not inconsistent with the terms of the Plan document; (v) modify or supplement the terms of the Plan to the extent necessary to ensure that the Plan complies with local law; (vi) compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and (vii) resolve all questions of fact relating to any matter for which it has administrative responsibility. (b) The Committee shall perform all of the duties and may exercise all of the powers and discretion that the Committee deems necessary or appropriate for the proper administration of the Plan, including, but not limited to, delegation of any of its duties to one or more authorized officers. All references to the authority of the Committee in this Plan shall be read to include the authority of any party to which the Committee delegates such authority. (c) Any failure by the Committee to apply any provisions of this Plan to any particular situation shall not represent a waiver of the Committee’s authority to apply such provisions thereafter. Every interpretation, choice, determination or other exercise of any power or discretion given either expressly or by implication to the Committee shall be final, conclusive and binding upon all parties having or claiming to have an interest under the Plan or otherwise directly or indirectly affected by such action, without restriction, however, on the right of the Committee to reconsider and re-determine such action. (d) Any review of a decision rendered by the Committee shall be limited to determining whether the decision was so arbitrary and capricious as to be an abuse of discretion. The Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof. Section 7.04 Expenses All Plan administration expenses shall be paid by the Company. Section 7.05 Successors (a) This Plan shall bind any successor of or to the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

16 (b) The Plan shall inure to the benefit of and be binding upon and enforceable by the Company and the Participants and their personal and legal representatives, executors, administrators, successors, assigns, heirs, distributees, devisees and legatees. If a Participant should die while any amount would still be payable to the Participant hereunder had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of Plan to the Participant’s estate. Section 7.06 Gender and Number In determining the meaning of the Plan, words imparting the masculine gender shall include the feminine and the singular shall include the plural, unless the context requires otherwise. Unless otherwise stated, references to Sections are references to Sections of this Plan. Section 7.07 References to Other Plans and Programs Each reference in the Plan to any plan, policy or program, the Plan or document of the Employer or any of its Affiliates shall include any amendments or successor provisions thereto without the necessity of amending the Plan for such changes. Section 7.08 Notices Notices and all other communications contemplated by this Plan shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or when sent by express U.S. mail or overnight delivery through a national delivery service (or an international delivery service in the case of an address outside the U.S.) with signature required. Notice to the Company, the Board or the Committee shall be directed to the attention of the General Counsel of the Company at the address of the Company’s headquarters, and notice to a Participant shall be directed to the Participant as the most recent personal residence on file with the Company. Section 7.09 No Duty to Mitigate The Participant shall not be required to mitigate the amount of any payment provided pursuant to this Plan, nor shall the amount of any such payment be reduced by any compensation that the Participant receives from any other source, except as provided in this Plan. Section 7.10 Withholding of Taxes The Employer may withhold from any amount payable or benefit provided under this Plan such Federal, state, local, foreign and other taxes as are required to be withheld pursuant to any applicable law or regulation. Section 7.11 Choice of Law; Jurisdiction All questions or disputes concerning this Plan shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

17 Participants hereby: (i) submit to the non-exclusive jurisdiction of any federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Plan; and (ii) agree that all claims in respect of such action or proceeding may be heard or determined in any such court. The Employer and the Participants hereby waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought. The Employer and the Participants hereby agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Section 7.12 Waiver of Jury Trial The Employer and the Participants agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Plan, or to its breach, may be commenced in federal court in the State of New York. The Employer and the Participants further agree that any action, demand, claim or counterclaim shall be resolved by a judge alone, and the Employer and the Participants hereby waive and forever renounce that right to a trial before a civil jury. Section 7.13 Validity/Severability If any provision of this Plan or the application of any provision to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Plan and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid or unenforceable will be reformed to the extent (and only to the extent) necessary to make it enforceable or valid. To the extent any provisions held to be invalid or unenforceable cannot be reformed, such provisions are to be stricken here from and the remainder of this Plan will be binding on the Parties and their successors and assigns as if such invalid or illegal provisions were never included in this Plan from the first instance. Section 7.14 Miscellaneous No waiver by a Participant or the Employer at any time of any breach by the other party of, or compliance with, any condition or provision of this Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not expressly set forth in this Plan. Section 7.15 Source of Payments All payments provided under this Plan, other than payments made pursuant to any Employer employee benefit plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be required to be established, and no other segregation of assets required to be made, to assure payment. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured creditor of the Company. Section 7.16 Survival of Provisions

18 Notwithstanding any other provision of this Plan, the rights and obligations of the Company and the Participants under Article Four and Sections 7.06 through 7.16 will survive any termination or expiration of this Plan or the termination of the Participant’s employment for any reason whatsoever.